EXHIBIT (j)(i)

                      [McGladrey & Pullen, LLP Letterhead]


                        Consent of Independent Auditor's
                        --------------------------------



The Board of Directors of
Concorde Funds, Inc.

We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Independent Certified Public Accountants" in the Statement of Additional Information constituting parts of Post-Effective Amendment No. 19 to the Concorde Funds, Inc. registration statement on Form N-1A.


                                                     /s/ McGladrey & Pullen, LLP

Dallas, Texas                                        McGladrey & Pullen, LLP
January 10, 2003